  As filed with the Securities and Exchange Commission on October 31, 1996
                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                ________________

                               AVANT! CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                         94-3133226
  (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                            1208 East Arques Avenue
                              Sunnyvale, CA 94086
              (Address of principal executive offices) (Zip Code)
                                ________________

                   ADS SOFTWARE, INC. 1994 STOCK OPTION PLAN
                    ANAGRAM, INC. 1993 STOCK INCENTIVE PLAN
                           (Full title of the Plans)
                                ________________

                                 GERALD C. HSU
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               AVANT! CORPORATION
              1208 EAST ARQUES AVENUE, SUNNYVALE, CALIFORNIA 94086
                    (Name and address of agent for service)
                                 (408) 738-8881
         (Telephone number, including area code, of agent for service)
                                ________________

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                    AMOUNT TO        OFFERING PRICE         AGGREGATE           AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED            BE REGISTERED (1)     PER SHARE (2)     OFFERING PRICE (2)   REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
ADS Software, Inc. 1994 Stock Option Plan
-----------------------------------------
Options to purchase Common Stock,                   171,661               N/A                 N/A                  N/A
    $0.0001 par value
Common Stock, $0.0001 par value                     171,661             $29.875           $5,128,373              $1,769

Anagram, Inc. 1993 Stock Incentive Plan
----------------------------------------
Options to purchase Common Stock,                    48,186               N/A                 N/A                  N/A
    $0.0001 par value
Common Stock, $0.0001 par value                      48,186             $29.875           $1,439,557              $  497
=============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the ADS Software, Inc. 1994 Stock Option Plan or the Anagram, Inc. 1993 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Avant! Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, (the "1933 Act") on the basis of the average of the high and low prices per share of Common Stock of Avant! Corporation as reported on the Nasdaq National Market on October 28, 1996.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

          Avant! Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

(b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 1996; and

(c) The Registrant's Registration Statement No. 0-25864 on Form 8-A filed with the SEC on April 12, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), together with amendments thereto, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
          -------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors which provide such officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not Applicable.


Item 8.   Exhibits
          --------

Exhibit Number        Exhibit
--------------        -------
5                     Opinion and consent of Gunderson Dettmer Stough
                      Villeneuve Franklin & Hachigian, LLP.

23.1                  Consent of KPMG Peat Marwick LLP, Independent
                      Auditors.

23.2                  Consent of Roberts Accountancy Corporation,
                      Independent Auditors.

23.3 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in
                      Exhibit 5.

24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

Item 9.   Undertakings
          ------------

          A. The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's ADS Software, Inc. 1994 Stock Option Plan and Anagram, Inc. 1993 Stock Incentive Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section l5(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 28th day of October, 1996.

                                       AVANT! CORPORATION


                                       By: /S/  Gerald C. Hsu
                                           ------------------
                                           Gerald C. Hsu
                                           Chairman of the Board, President and
                                           Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Avant! Corporation, a Delaware corporation, do hereby constitute and appoint Gerald C. Hsu and John P. Huyett and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    Signature                   Title                          Date
    ---------                   -----                          ----

/S/  Gerald C. Hsu        Chairman of the Board,          October 28, 1996
------------------        President and Chief Executive
Gerald C. Hsu             Officer (Principal Executive
                          Officer)


/S/  John P. Huyett       Vice President of Financial     October 28, 1996
-------------------       and Administrative Services,
John P. Huyett            Chief Financial Officer and
                          Treasurer (Principal Financial
                          and Accounting Officer)

    Signature                   Title                          Date
    ---------                   -----                          ----

/S/  Y. Eric Cho          Senior Vice President of Corporate  October 28, 1996
----------------          Operations, Secretary and Director
Y. Eric Cho



/S/  Robert C. Kagle      Director                            October 28, 1996
--------------------
Robert C. Kagle



/S/  Tench Coxe           Director                            October 28, 1996
---------------
Tench Coxe


                          Director                            October ___, 1996
---------------
Tatsuya Enomoto

                                 EXHIBIT INDEX
                                 -------------

Exhibit                                                            Sequentially
Number      Exhibit                                                Numbered Page
-------     -------                                                -------------
5           Opinion and consent of Gunderson Dettmer Stough
            Villeneuve Franklin & Hachigian, LLP.

23.1        Consent of KPMG Peat Marwick LLP, Independent
            Auditors.

23.2        Consent of Roberts Accountancy Corporation,
            Independent Auditors.

23.3        Consent of Gunderson Dettmer Stough Villeneuve
            Franklin & Hachigian, LLP is contained in
            Exhibit 5.

24          Power of Attorney. Reference is made to page
            II-3 of this Registration Statement.